                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          HASKELL INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                           HASKEL INTERNATIONAL, INC.



                                                              September 21, 1998






Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Haskel International, Inc. which will be held at the Red Lion Hotel, 100 West Glenoaks Boulevard, Glendale, California 91202, on Friday, October 30, 1998 at 10:30 a.m. local time.

         The Notice of Annual Meeting and Proxy Statement are included with this letter. The matters listed in the Notice of Annual Meeting are more fully described in the Proxy Statement.

         It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. YOU ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, OF COURSE, WITHDRAW YOUR PROXY SHOULD YOU WISH TO VOTE IN PERSON.

         Thank you for your cooperation.

                                            Sincerely,

                                            /s/ EDWARD MALKOWICZ
                                            ------------------------------
                                            Edward Malkowicz
                                            Chairman of the Board

                           HASKEL INTERNATIONAL, INC.
                              100 EAST GRAHAM PLACE
                            BURBANK, CALIFORNIA 91502


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                                              September 21, 1998


         The Annual Meeting of Shareholders of Haskel International, Inc. will be held on October 30, 1998 at 10:30 A.M. at the Red Lion Hotel, 100 West Glenoaks Boulevard, Glendale, California 91202, for the following purposes:


                           1. Election of seven directors, consisting of three
                              Class A directors and four Class B directors, to serve on the Company's Board of Directors until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

                           2. Approval of the Company's 1998 Long-term
                              Performance Incentive Plan;

                           3. Ratification of the selection of Deloitte & Touche
                              LLP as the Company's independent auditors; and

                           4. Such other business as may properly come before
                              the meeting or any adjournments or postponements thereof.


         The Board of Directors has fixed September 14, 1998 as the record date for determining the shareholders entitled to receive notice of and to vote at the meeting.

         All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please mark, sign, date and return promptly the enclosed proxy card in the stamped return envelope provided.


                                            By Order of the Board of Directors,

                                            /s/ PATRICIA A. WEHR
                                            ------------------------------
                                            Patricia A. Wehr
                                            Secretary

                           HASKEL INTERNATIONAL, INC.
                              100 EAST GRAHAM PLACE
                            BURBANK, CALIFORNIA 91502

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 30, 1998


GENERAL INFORMATION

         This proxy statement (the "Proxy Statement") and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Haskel International, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Red Lion Hotel, 100 West Glenoaks Boulevard, Glendale, California, 91202 on October 30, 1998 at 10:30 a.m. local time and any adjournments or postponements thereof. The Company's Annual Report to Shareholders for the fiscal year ended May 30, 1998, including the Company's Form 10-K and other information concerning the Company, is also enclosed for your information. The Company anticipates that the Proxy Statement and the enclosed proxy will first be mailed or given to its shareholders on or about September 21, 1998.

         A proxy may be revoked by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance in person at the Annual Meeting does not itself revoke an otherwise valid proxy; however, any shareholder who attends the Annual Meeting may orally revoke his or her proxy at the Annual Meeting and vote in person. All properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted for the election of the three Class A and four Class B nominees, as the case may be, as directors, and for Proposals 2 and
3. The Board of Directors is not aware at the date hereof of any other matters to be presented at the Annual Meeting; however, if any other matter is properly presented, the proxyholders will vote in their sole discretion upon such other matter.

         The cost of this solicitation of proxies will be borne by the Company. Proxies will be solicited by the Company principally through use of the mail, but directors, officers and regular employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Such persons will not be specially compensated for such services. The Company may reimburse brokers, banks, custodians, nominees and other fiduciaries for their customary and reasonable charges and expenses in forwarding proxy materials to beneficial owners.


VOTING SECURITIES

         Only shareholders of record at the close of business on September 14, 1998 will be entitled to vote at the Annual Meeting. On that date, there were 4,758,795 shares of the Company's Class A Common Stock and 40,000 shares of Class B Common Stock outstanding. Each share of Common Stock is entitled to one vote. The Class A Common Shares, voting as a class, shall elect a minority of the Board of Directors. The Class B Common Shares, voting as a class, shall elect a majority of the Board of Directors. The holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote will constitute a quorum at the Annual Meeting. Abstentions and shares held by brokers that are present but not voted because the brokers had no discretionary authority with respect to such shares (broker non-votes) will not be counted as being present for purposes of determining a quorum. Kristin L. Pudwill has been appointed by the Board of Directors to serve as the Inspector of Elections for the purposes of this meeting.

PRINCIPAL SHAREHOLDERS

         The following table sets forth information with respect to each person who, as of August 14, 1998, is known by the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock:

                                                 Class A Common Stock             Class B Common Stock
                                              -------------------------          -----------------------
                                              Amount and                          Amount and                  Percent of
                                              Nature of         Percent            Nature of     Percent       Combined
Name and Address of                           Beneficial           of             Beneficial        of          Voting
Beneficial Owner                               Ownership         Class(1)          Ownership      Class(1)      Power(2)
                                               ---------         ------            ---------      ------        ------
Hayman Family Trust                            385,781(3)          8.1%              13,3333       33.3%           8.3%
FBO Sandra Nelson
c/o Mellon Trust of California
400 S. Hope Street, Suite 400
Los Angeles, CA 90071

Hayman Family Trust                            385,781(4)          8.1%              13,3334       33.3%           8.3%
FBO Sheryl L. Everett
c/o Mellon Trust of California
400 S. Hope Street, Suite 400
Los Angeles, CA 90071

Hayman Family Trust                            385,781(5)          8.1%              13,3345       33.4%           8.3%
FBO Rick Meeker Hayman
c/o Mellon Trust of California
400 S. Hope Street, Suite 400
Los Angeles, CA 90071

Hayman Family Trusts - Aggregate             1,521,477(6)         32.0%              40,0006      100.0%          32.5%
c/o Mellon Trust of California
400 S. Hope Street, Suite 400
Los Angeles, CA 90071

Maury S. Friedman                              269,500(7)            5.7%                   --         --            5.6%
29480 Bertrand Street
Agoura Hills, CA 91301


                            [Footnotes on next page]

-------------------------

         1 Included as outstanding for purposes of these calculations with respect to (i) the Class A Common Stock were 4,759,205 shares of Class A Common Stock outstanding as of August 14, 1998 and (ii) the Class B Common Stock were 40,000 shares of Class B Common Stock outstanding as of August 14, 1998.

         2 Represents the combined voting power of the shares of Class A Common Stock and Class B Common Stock beneficially owned by the persons named as a percent of the aggregate combined voting power of all outstanding shares of Common Stock.

         3 Sandra Nelson, c/o Haskel International, Inc., 100 E. Graham Place, Burbank, CA 91502, is the beneficiary of the trust. Mellon Trust of California ("Mellon Trust"), Sandra Nelson, and Sheryl L. Everett are the trustees of the trust. Mellon Trust has one vote and the other trustees have one vote in determining action to be taken with respect to the shares held by the trust.

         4 Sheryl L. Everett, c/o Haskel International, Inc., 100 E. Graham Place, Burbank, CA 91502, is the beneficiary of the trust. Mellon Trust of California ("Mellon Trust"), Sandra Nelson, and Sheryl L. Everett are the trustees of the trust. Mellon Trust has one vote and the other trustees have one vote in determining action to be taken with respect to the shares held by the trust.

         5 Rick Meeker Hayman, c/o Haskel International, Inc., 100 E. Graham Place, Burbank, CA 91502, is the beneficiary of the trust. Mellon Trust of California ("Mellon Trust"), Sandra Nelson, and Sheryl L. Everett are the trustees of the trust. Mellon Trust has one vote and the other trustees have one vote in determining action to be taken with respect to the shares held by the trust.

         6 All of the shares shown are owned beneficially and of record by eight irrevocable trusts, three of which are individually identified above. Sandra Nelson, c/o Haskel International, Inc., 100 E. Graham Place, Burbank, CA 91502, is the beneficiary of three of the trusts, Sheryl L. Everett, c/o Haskel International, Inc., 100 E. Graham Place, Burbank, CA 91502, the beneficiary of three of the trusts, and Rick Meeker Hayman, c/o Haskel International, Inc., 100 E. Graham Place, Burbank, CA 91502, the beneficiary of two of the trusts. The trustees of two of the trusts of which Sandra Nelson is the beneficiary, two of the trusts of which Sheryl L. Everett is the beneficiary and the two of the trusts of which Rick Meeker Hayman is the beneficiary, are Mellon Trust of California ("Mellon Trust"), Sandra Nelson and Sheryl L. Everett. Mellon Trust has one vote and the other trustees have one vote in determining action to be taken by each of these six trusts with respect to the shares held by each such trust. Mellon Trust is sole trustee for each of the other two trusts, one of which Sandra Nelson is the beneficiary and one of which Sheryl L. Everett is the beneficiary. Excludes 9,950 and 40,545 shares as to which Sandra Nelson and Sheryl
         L. Everett, respectively, have sole voting and dispositive power; and 41,145 shares which are held in trust by another trustee, and with respect to which Rick Meeker Hayman is the beneficiary, and has sole voting and dispositive power.

         7 Includes 265,000 shares owned beneficially and of record by the Friedman Family Trust, of which Maury S. Friedman and Lisa E. Friedman are co-trustees, and 4,500 shares owned by Mr. Friedman as custodian for his minor children.

         SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 14, 1998, by (i) each director and nominee for director, (ii) each of the executive officers named in the Summary Compensation Table, and (iii) all directors and executive officers as a group. Except as otherwise noted, and subject to applicable community property and similar laws, each person named has sole voting and investment power with respect to the Common Stock shown as beneficially owned.

                                                                         Class A Shares       Percent
                                                                          Beneficially           of
Name and Address                      Title                                    Owned           Class
----------------                      -----                              --------------       -------
R. Malcolm Greaves                    President, Chief Executive                138,784(1)      2.9%
100 East Graham Place                 Officer and Director
Burbank, CA 91502

Lonnie D. Schnell                     Chief Financial Officer and                25,730(2)       *
100 East Graham Place                 Secretary(10)
Burbank, CA 91502

Henry Mason                           Managing Director of HESL                  17,270(3)       *
100 East Graham Place
Burbank, CA 91502

Edward Malkowicz                      Chairman of the Board and                  42,200(4)       *
100 East Graham Place                 Director
Burbank, CA 91502

Marvin L. Goldberger                  Director                                   50,155(5)      1.1%
100 East Graham Place
Burbank, CA  91502

Stanley T. Myers                      Director                                    8,200(6)       *
100 East Graham Place
Burbank, CA 91502

Terrence A. Noonan                    Director                                    5,000(7)       *
100 East Graham Place
Burbank, CA 91502

John Vinke                            Director                                    3,100(8)       *
100 East Graham Place
Burbank, CA 91502

H. Carr Wells                         Director (Deceased)
100 East Graham Place
Burbank, CA 91502

W. Bradley Zehner II, Ph.D.           Director                                    3,250(8)       *
100 East Graham Place
Burbank, CA 91502
All directors and executive
officers as a group (10 persons)                                                293,689(9)      6.2%

*     Denotes beneficial ownership of less than 1%.


                            [Footnotes on next page]

--------------------------

          1 Includes 131,800 shares issuable upon exercise of options exercisable within 60 days of August 14, 1998.

          2 Includes 21,000 shares issuable upon exercise of options exercisable within 60 days of August 14, 1998.

          3 Includes 17,270 shares issuable upon exercise of options exercisable within 60 days of August 14, 1998.

          4 Includes 15,000 shares owned beneficially and of record as community property of Edward Malkowicz and Michaele Malkowicz. Includes 25,200 shares issuable upon exercise of options exercisable within 60 days of August 14, 1998.

          5 Includes 11,155 shares owned beneficially and of record by the Marvin and Mildred Goldberger Family Trust, of which Dr. Goldberger is a co-trustee; and 39,000 shares issuable upon exercise of options exercisable within 60 days of August 14, 1998.

          6 Includes 4,800 shares issuable upon exercise of options exercisable within 60 days of August 14, 1998.

          7 Includes 1,000 shares owned beneficially and of record by a family trust of which Terrence A. Noonan and Carolyn L. Noonan are co-trustees. Includes 4,000 shares issuable upon exercise of options exercisable within 60 days of August 14, 1998.

          8 Includes 2,000 shares issuable upon exercise of options exercisable within 60 days of August 14, 1998.

          9 Includes 247,070 shares issuable upon exercise of options exercisable within 60 days of August 14, 1998.

          10 Effective September 3, 1998, Patricia A. Wehr replaced Lonnie D. Schnell as Chief Financial Officer and Secretary. As of August 14, 1998, Ms. Wehr beneficially owned 3,000 Class A Common Shares, less than 1% of the outstanding Class A Common Shares.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


         In accordance with the Company's Bylaws, at the Annual Meeting seven directors are to be elected to serve until the next Annual Meeting of Shareholders and until the election and qualification of their successors. Three directors are elected by the holders of Class A Common Stock voting as a class and four directors are elected by the holders of Class B Common Stock voting as a class. Holders of Class A Common Stock may vote only for Class A nominees and holders of Class B Common Stock may vote only for Class B nominees. The three Class A nominees and the four Class B nominees receiving the highest number of affirmative votes of the shares entitled to vote, for the respective class of nominees, shall be elected directors. Abstentions and broker non-votes will have no effect on the outcome of the vote. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees of the respective class named below, all of whom are currently directors of the Company. If any of the listed nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for such person or persons as the proxyholders may designate. The Board of Directors has no reason to believe that any of the nominees will be unable or decline to serve as a director.


NOMINEES FOR ELECTION AS DIRECTOR

         Set forth below is certain information as of August 14, 1998 with respect to each director and each person nominated for election as a director.

Name                                            Age            Position with Company
----                                            ---            ---------------------
R. Malcolm Greaves *                             59            President, Chief Executive Officer and Director
Edward Malkowicz *                               58            Chairman of the Board and Director
Marvin L. Goldberger,  Ph.D. **                  76            Director
Stanley T. Myers *                               61            Director
Terrence A. Noonan **                            60            Director
John Vinke**                                     54            Director
W. Bradley Zehner II, Ph.D.**                    54            Director

         *  Nominee as Class A director
         ** Nominee as Class B director

        R. Malcolm Greaves was appointed President and Chief Executive Officer of the Company in February 1996. He joined Haskel Energy Systems, Ltd. ("HESL"), a wholly owned subsidiary of the Company, as General Manager in January 1989 and was appointed Managing Director of HESL in June 1989. Mr. Greaves has served as a director of the Company since September 1990. Between January 1994 and February 1995, he served as Executive Vice President in charge of worldwide pump operations, after serving as Vice President, Chief Operating Officer for Europe, the Middle East, India and Africa from April 1993.

         Edward Malkowicz has been a director of the Company since November 1994. He was elected Chairman of the Board in April 1995. Mr. Malkowicz served as the acting Chief Executive Officer of the Company from April 1995 to February 1996. Between 1992 and May 1995, Mr. Malkowicz taught business courses at Riverside College in Riverside, California. In September 1987, Mr. Malkowicz was employed as Senior Vice President of Finance and Administration for Turbo-tek International, a manufacturer and distributor of packaged consumer goods, and served as its President and Chief Operating Officer from June 1989 through November 1990.

         Marvin L. Goldberger, Ph.D., served as a director of the Company from 1982 through 1997. Since January 1993, Dr. Goldberger has been a professor of physics at the University of California, San Diego. From September 1991 through December 1992 he was a professor of physics at the University of California, Los Angeles, and from 1987 through July 1991 he served as the director of the Institute for Advanced Studies at Princeton, New Jersey. Dr. Goldberger served as a director of General Motors from January 1981 through June 1983, and is currently a member of the General Motors Corporate Advisory Council. He is currently Dean of Natural Sciences, University of California, San Diego and President Emeritus of the California Institute of Technology.

         Stanley T. Myers has been a director of the Company since November 1994. Mr. Myers is currently President of Semiconductor Equipment and Materials International (SEMI). SEMI is an international trade association that serves more than 2,000 corporate members involved in the semiconductor and flat panel display equipment and materials industries. Prior to his appointment at SEMI, Mr. Myers served in various capacities at Mitsubishi Silicon America Corporation (formerly Siltec Corporation), a manufacturer of silicon wafers, including President and Chief Executive Officer since November 1985. Mr. Myers also serves on the SEMI Board of Directors, a post to which he was elected in 1989 and he is chairman of Mitsubishi Silicon America Board of Directors.

         Terrence A. Noonan has been a director of the Company since May 1996. Mr. Noonan is the President and Chief Operating Officer of Furon Company, a manufacturing company specializing in polymer components. He has served in this capacity since June 1991. He is also a member of the Board of Directors of Furon Company.

         John Vinke was elected a director of the Company in October 1996. Mr. Vinke is the Vice President of Finance and Chief Financial Officer of Special Devices, Inc. He has served in this capacity since April 1994. From January 1990 through March 1994, Mr. Vinke served as Vice President of Finance and Chief Financial Officer of Chalco Industries, Inc.

         H. Carr Wells served on the Board of Directors of Haskel International, Inc. from October 17, 1997 until his untimely death on August 4, 1998. Mr. Wells was President of Triconex Corporation, a subsidiary of SIEBE, PLC from 1995 until his death in 1998. He served as Vice President of Sales at the Foxboro Company, a subsidiary of SIEBE, PLC, from 1992 until his appointment at Triconix
 . Prior to joining the SIEBE organization, Mr. Wells served in various capacities with Honeywell, Inc. from 1977 to 1992, including the position of Vice President Western Region Business Center.

         W. Bradley Zehner II, Ph.D. was appointed a director of the Company in August 1997. Since 1989, Dr. Zehner has been an associate professor of business strategy at Pepperdine University's MBA and executive MS in Technology Management programs. Dr. Zehner also consults with a number of international technology-based organizations. Dr. Zehner was formerly President - Worldwide Sales and Marketing for John Brown Machinery Group; Managing Chairman of four separate engineering/sales companies in the United States, England, France and Hong Kong; and served as Vice President of Strategic Planning and Business Development for John Brown PLC's Industrial Products Sector.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE CLASS A NOMINEES BY THE HOLDERS OF CLASS A COMMON STOCK AND EACH OF THE CLASS B NOMINEES BY THE HOLDERS OF CLASS B COMMON STOCK.


COMPENSATION OF DIRECTORS

         Each of the Company's directors who is not an employee of the Company receives an annual fee of $24,000, payable in monthly installments, except for the Chairman, who receives annual compensation of $60,500. Non-employee directors receive $500 for each committee meeting in which they participate, except directors who chair a Board committee, who receive $750 per meeting. Each director receives reimbursement for out-of-pocket expenses.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held five meetings during fiscal 1998. All of the current directors attended at least 75% of the meetings of the Board of Directors and each committee of the Board on which they served during fiscal 1998.

         During fiscal 1998, the Board of Directors of the Company had three standing committees: the Audit Committee (comprised of Messrs. Greaves, Malkowicz and Vinke), the Compensation Committee (comprised of Messrs. Greaves, Myers, Noonan and Wells), and the Executive Committee (comprised of Messrs. Greaves, Malkowicz, Noonan, Vinke and Zehner). The Audit Committee held two meetings, the Compensation Committee held four meetings, and the Executive Committee held three meetings during fiscal 1998.

         The Audit Committee reviews the arrangements for and the scope of the independent audit, as well as the results of the audit engagement. The Audit Committee also makes recommendations to the Board of Directors regarding the retention or discharge of the Company's independent auditors. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation, bonuses, benefits and option grants for executive officers and key employees. The Executive Committee was formed to expedite certain matters relative to the management of the Company in lieu of a formal board meeting and has all of the authority of the Board of Directors except with respect to (i) the approval of any action for which the General Corporation Law or the Articles of Incorporation also require shareholder approval; (ii) the filling of vacancies on the Board or in any committee; (iii) the fixing of compensation of the directors for serving on the Board or on any committee; (iv) the adoption, amendment or repeal of By-Laws; (v) the amendment or repeal of any resolution of the Board; (vi) any distribution to the shareholders; and (vii) the appointment of other committees of the Board or the members thereof. The Executive Committee preliminarily reviews and has the authority to approve acquisition proposals up to a maximum of $1,000,000 and also performs searches and makes recommendations for nominations of new Board members. Each committee makes recommendations to the Board of Directors for further action by it.

EXECUTIVE OFFICERS

         As of August 14, 1998, the executive officers of the Company were as follows:

         R. Malcolm Greaves, President, Chief Executive Officer and Director. Biographical information regarding Mr. Greaves is set forth above under "Nominees for Election as Director."

         Lonnie D. Schnell, 49, joined the Company as Chief Financial Officer and Secretary in November 1994. From August 1990 through October 1994, Mr. Schnell was Vice President and Controller of Teleflex Control Systems, Inc., an electromechanical actuator and cargo handling business. Effective September 3, 1998, Patricia A. Wehr replaced Lonnie D. Schnell as Chief Financial Officer and Secretary.

         Henry Mason, 48, was appointed Managing Director of HESL in January 1997. He has been employed by HESL since its formation in the United Kingdom in 1978 where he held the position of Business Manager for its Mining Products Division. In 1987, he was appointed Sales Manager for HESL and was appointed Sales and Marketing Director in April 1993.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During fiscal year 1998, there were no transactions with members of the Board of Directors or management which require disclosure under SEC requirements.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange

Commission. Specific filing deadlines of these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended May 30, 1998. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended May 30, 1998 and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended May 30, 1998, and written representations, all of these filing requirements have been satisfied, except that W. Bradley Zehner II, Ph.D., a director, made one late filing on Form 4, relating to one transaction. All such filings have been made as of the date hereof.

EXECUTIVE COMPENSATION

         The following table sets forth the annual compensation paid by the Company, together with long term and other compensation, for each of the last three fiscal years to its Chief Executive Officer and to each of its executive officers whose total salary and bonus from the Company exceeded or equaled $100,000 in fiscal 1998 (the "Named Executive Officers"):

                           Summary Compensation Table

                                                 Annual Compensation
                                                 -------------------
                                                                                          Long-term
                                                                                         Compensation
                                                                     Other Annual        Awards - Stock       All Other
Name and Principal Position     Year     Salary($)    Bonus($)    Compensation($)(2)     Options(#)(3)    Compensation($)(4)
------------------------------ ------   -----------   ---------   ------------------     --------------   ------------------
R. Malcolm Greaves(1)           1998      $233,500     $41,000               $4,200                --            $  31,000
President and Chief             1997       205,500     124,500                2,000                --               30,000
Executive Officer               1996       165,200     110,000                   --            43,000               29,500

Lonnie D. Schnell               1998       117,500      19,000                4,500                --                   --
Chief Financial Officer and     1997       105,700      42,800                2,400            15,000                   --
Secretary(5)                    1996       100,900      40,000                1,500            30,000                   --

Henry Mason                     1998        92,800      24,700                2,100                --               19,600
Managing Director of HESL       1997        88,000      39,600                1,600            10,000               17,000
                                1996        66,800      24,800                1,600                --               15,500

--------------------------

         1 Mr. Greaves was appointed President and Chief Executive Officer in February 1996.

         2 Automobile allowance and employer's matching contribution to the Haskel International, Inc. Retirement Savings Plan.

         3 Options granted under the Company's Stock Option Plans.

         4 Company's contribution to HESL Pension Plan.

         5 Effective September 3, 1998, Patricia A. Wehr replaced Lonnie D. Schnell as Chief Financial Officer and Secretary.

EMPLOYMENT AGREEMENTS

         The Company established, effective March 1, 1996, an Executive Separation Pay Plan (the "Separation Pay Plan"), to establish a uniform basis for providing separation allowances to certain executives when their positions are eliminated or when they are terminated for reasons other than for cause. The Separation Pay Plan is administered by the Compensation Committee. The Board of Directors or the Compensation Committee has absolute discretion to designate those executives who are covered by the Separation Pay Plan (a "Covered Employee"). The amount of separation allowance which a Covered Employee is entitled to receive is determined by the Board of Directors and specified as a number of months of the Covered Employee's base salary as of the date of termination of employment. Presently, the following Named Executive Officers are the only executives designated as Covered Employees under the Separation Pay Plan (specified period for separation allowance indicated in parentheses): R. Malcolm Greaves, President and Chief Executive Officer (12 months); and Lonnie
D. Schnell, Chief Financial Officer and Secretary (8 months).

        In September 1997, the Company entered into Change in Control Agreements with R. Malcolm Greaves, President and Chief Executive Officer; Lonnie D. Schnell, Chief Financial Officer and Secretary; and Henry Mason, Managing Director of HESL. Such agreements were put in place in order to encourage the executive to continue his employment with Haskel and to devote full attention to Haskel's business notwithstanding the possibility, threat, or occurrence of an acquisition, merger, or change of control of Haskel International, Inc. The agreements provide for a continuation of employment in the executive's position or a position of comparable responsibility and compensation. In the event of termination following a change of control, salary and benefits continue for a period of three years after the change of control for Mr. Greaves, and for a period of two years for Mr. Schnell and Mr. Mason.

         With the exception of the employment and change in control agreements described above, the Company has no employment agreements with any of the Named Executive Officers.



STOCK OPTION PLANS

         1989 Incentive Stock Option Plan

         The Haskel International, Inc. 1989 Incentive Stock Option Plan, as amended (the "1989 ISO Plan") is administered by the Compensation Committee. Subject to the terms of the 1989 ISO Plan, the Compensation Committee establishes the terms and conditions applicable to option grants under said Plan. The 1989 ISO Plan has a term of ten years and provides for the sale by the Company of a maximum of 450,000 shares of Class A Common Stock, subject to adjustments to reflect any future change in capitalization of the Company. As of May 30, 1998, there were options granted and outstanding for 65,040 shares at an exercise price of $9.46 per share, 50,000 shares at an exercise price of $8.03 per share, and 38,086 shares at an exercise price of $7.18 per share.

         Nonqualified Stock Option Plan

         The Haskel International, Inc. Stock Option Plan, as amended (the "Nonqualified Plan"), is also administered by the Compensation Committee. The Nonqualified Plan differs from the 1989 ISO Plan in that the 1989 ISO Plan is qualified under the Internal Revenue Code as an Incentive Stock Option plan entitling the optionee to certain income tax benefits, to which the optionee under the Nonqualified Plan is not entitled. Subject to the terms of the Nonqualified Plan, the Compensation Committee establishes the terms and conditions applicable to option grants under said Plan. The Nonqualified Plan has a term of ten years and provides for the sale by the Company of a maximum of 650,000 shares of Class A Common Stock, subject to adjustments to reflect any future change in capitalization of the Company. As of May 30, 1998, there were options granted and outstanding under the Nonqualified Plan for 92,667 shares at an exercise price of $7.00 per share. 127,247 shares at an exercise price of $7.18 per share, 87,500 shares at an exercise price of $9.46 per share, 21,600 shares at an exercise price of $10.00 per share.

         1995 Incentive Stock Option Plan

         The Haskel International, Inc. 1995 Incentive Stock Option Plan (the "1995 ISO Plan") permits certain employees of the Company and its subsidiaries who are responsible for the management, growth and protection of the business of the Company or its subsidiaries to be granted the right to purchase shares of Class A Common Stock at the fair market value per share at the date of grant. The 1995 ISO Plan is designed to assist the Company in securing and retaining employees of outstanding ability and to motivate such individuals to exert their best efforts on behalf of the Company. The 1995 ISO Plan is administered by the Stock Option Committee of the Board of Directors, consisting of disinterested directors as that term is defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee selects employees who may purchase shares under the 1995 ISO Plan and establishes, subject to the terms of the 1995 ISO Plan, the terms and conditions applicable to such purchase. In order to purchase shares, an employee is required to enter into a purchase agreement with the Company. The 1995 ISO Plan has a term of ten years and provides for the grant of options to purchase an aggregate of 240,000 shares of Class A Common Stock, plus the number of shares available as a result of presently outstanding options which lapse because of nonexercise under the 1989 ISO Plan. That additional number of shares cannot be determined at this time, but cannot exceed the total number of 773,885 shares subject to options which are currently outstanding and unexercised. The number of shares is also subject to adjustments to reflect any future changes in the capitalization of the Company. As of May 30, 1998, there were options granted and outstanding for 50,000 shares at an exercise price of $5.375 per share, 43,000 shares at an exercise price of $6.50 per share, 5,000 shares at an exercise price of $7.25 per share, 8,000 shares at an exercise price of $7.50 per share, 45,000 shares at an exercise price of $7.625 per share, 5,000 shares at an exercise price of $9.00 per share, 65,000 shares at an exercise price of $10.00 per share, 5,000 shares at an exercise price of $10.625 per share, and 5,000 shares at an exercise price of $12.00 per share.


         1995 Formula Stock Option Plan

         The Haskel International, Inc. 1995 Formula Stock Option Plan (the "1995 Formula Plan") permits directors, who are not employees of the Company or its subsidiaries ("Outside Directors"), and who have been granted options under said Plan, the right to purchase shares of Class A Common Stock at the fair market value per share at the date of the grant. Because the 1995 Formula Plan operates by its own terms, and there are no discretionary decisions, there is no committee needed to administer the 1995 Formula Plan. The 1995 Formula Plan is designed to assist the Company in attracting and retaining high quality Outside Directors. Every new Outside Director, upon becoming a director of the Company, is granted an option to purchase 10,000 shares of Class A Common Stock. Such options vest in equal amounts over five years, with the first installment vesting on the first anniversary of the Outside Director's appointment as director. Additional options are granted to each Outside Director if the Company's performance exceeds certain benchmarks. All options granted under the 1995 Formula Plan become 100% vested in the event of a change in control of the Company. The 1995 Formula Plan provides for grants of options to purchase an aggregate of 40,000 shares of Class A Common Stock. The number of shares is also subject to adjustments to reflect any future changes in the capitalization of the Company. As of May 30, 1998, there were options granted and outstanding for 10,000 shares at an exercise price of $6.625 per share, 10,000 shares at an exercise price of $8.00, 10,000 shares at an exercise price of $12.00, and 10,000 shares at an exercise price of $14.00.

OPTION GRANTS IN LAST FISCAL YEAR

         No stock options were granted to the Named Executive Officers during fiscal 1998.

STOCK OPTION EXERCISES AND OPTIONS OUTSTANDING

         The following table provides certain information regarding outstanding options held by the Named Executive Officers at May 30, 1998:

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

                             Shares                          Number of Securities              Value of Unexercised
                           Acquired on       Value          Underlying Unexercised                   In-the-Money
Name                      Exercise (#)    Realized ($)    Options at May 30, 1998 (#)        Options at May 30, 1998 ($)
----                      ------------   -------------   -----------------------------    -----------------------------

                                                          Exercisable  Unexercisable      Exercisable       Unexercisable
                                                          -----------  -------------      -----------       -------------
R. Malcolm Greaves              0             $ 0             131,800     17,200             $ 377,480        $ 68,800

Lonnie D. Schnell               0             $ 0              21,000     24,000             $  93,750        $ 67,500

Henry Mason                     0             $ 0              15,270     12,000             $  28,131        $ 32,880


RETIREMENT PLANS

         Haskel International, Inc. Profit Sharing Plan

         The Haskel International, Inc. Profit Sharing Plan, as amended (the "PSP"), covers all of Haskel International, Inc.'s employees and employees of its U.S. subsidiaries, but not employees of HESL or its subsidiaries. The purpose of the PSP is to enable participating employees of the Company to share in a portion of the profits and in the growth and prosperity of the Company and to provide them with the opportunity to accumulate capital for their future economic security. Generally, employees whose employment terminates for any reason other than death or retirement are vested after five years of service. The Company's matching contribution is determined annually by the Board of Directors of the Company. The PSP is administered by a four-member administrative committee of employees (the "Administrative Committee") appointed by the Board of Directors. The Board of Directors retains an independent corporate trustee who holds all funds in trust.

         Effective June 1, 1997, the Company amended the PSP to adopt the Haskel International, Inc. Retirement Savings Plan. The Company adopted the Plan to meet the requirements of a qualified retirement plan pursuant to the provisions of Section 401(k) of the Internal Revenue Code.


         HESL Pension Plan

         All of HESL's employees who work at least 16 hours per week, who are at least 21 years of age, and have been with HESL for one year or more are eligible to join the Haskel Retirement Benefits Plan, a contributory pension plan (the "HESL Pension Plan"). Mr. Greaves and Mr. Mason are the only executive officers who are currently participating in the HESL Pension Plan. Currently, the pension costs are equivalent to 15% of the individual's pensionable salary (basic annual salary or wages at the HESL Pension Plan anniversary, which is June 1 of each year) and are borne 80% by HESL and 20% by the individual. The pension benefits payable are on a final salary basis, i.e. pension benefits accrue at the rate of 1/60th of final pensionable salary for each complete year of service with HESL less deductions to take into account earnings between the lower-level earnings and upper-level earnings limits originally set down in SERPS (State Earnings Related Pension Scheme). Pension benefits are subject to an annual cost-of-living increase of not less than 3% nor more than 5%. Four directors of HESL have an enhancement to their pension plan (the "Haskel Discretionary Benefits Scheme"), whereby pension benefits accrue at the rate of 1/40th of pensionable salary but, again, subject to the deductions described in the preceding sentence. The normal retirement age for both men and women is 65 years. The HESL Pension Plan additionally provides for a death-in-service lump sum payment of twice salary (in the case of the four directors' pension enhancement scheme, four times salary) and a spouse's pension of two-thirds the prospective pension at date of death of the employee. The funds are held and invested by Norwich Union on behalf of the trustees of the HESL Pension Plan, and HESL is assisted in its management of the HESL Pension Plan by Sedgwick Noble Lowndes, who are pension advisers. The trustees responsible for the HESL Pension Plan are HESL's secretary, a retired director of HESL, an employee of HESL and a representative of HESL's legal counsel, Dickinson Dees.

         The following table sets forth annual pension benefits under the HESL Pension Plan on a straight-line annuity basis for representative years of service as defined in the HESL Pension Plan at an accrual rate of 1/60th of final pensionable salary. Amounts shown assume retirement at age 65 on January 1, 1998. Other than the adjustment described in footnote 2 below, such benefits are not subject to reduction for benefits and other offset amounts. As of May 30, 1998, Mr. Greaves and Mr. Mason had approximately 9 and 27 years of service, respectively, credited under the HESL Pension Plan.

                             HESL Pension Plan Table

                  Estimated Annual Retirement Benefit at Age 65 for Indicated Years of Credited Service(2)
                  ----------------------------------------------------------------------------------------

Final Pensionable Salary(1)        5          10          15          20          25           30            35
-------------------------      -------      -------     -------     -------     -------     --------     ---------
$ 50,000                       $ 4,167      $ 8,333     $12,500     $16,667     $20,833     $ 25,000      $ 29,167
  75,000                         6,250       12,500      18,750      25,000      31,250       37,500        43,750
 100,000                         8,333       16,667      25,000      33,333      41,667       50,000        58,333
 125,000                        10,417       20,833      31,250      41,667      52,083       62,500        72,917
 150,000                        12,500       25,000      37,500      50,000      62,500       75,000        87,500
 200,000                        16,667       33,333      50,000      66,667      83,333      100,000       116,667

--------------------------

         1 Calculated based on highest average of three consecutive years' pensionable salaries at June 1 during the 13-year or shorter period prior to retirement.

         2 Benefits under the HESL Pension Plan are reduced by an amount of 1/100th of the employee's earnings in excess of a lower earnings limit (as of April 6, 1998, such limit was (pound)3,328, subject to annual adjustment), not to exceed an upper earnings limit (as of April 6, 1998, such limit was (pound)25,2200, subject to annual increase) times the number of years in service after April 6, 1978.

REPORT OF COMPENSATION COMMITTEE

         The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, bonuses, benefits and other compensation for executive officers and key employees of the Company. This Compensation Committee report discusses the components of the Company's executive officer compensation policies and programs and describes the bases upon which compensation is determined by the Compensation Committee with respect to the executive officers of the Company, including the Named Executive Officers.

         Compensation Philosophy. The compensation philosophy of the Company is to link executive compensation directly to individual and team contributions, continuous improvements in corporate performance and shareholder value. The Compensation Committee has adopted the following objectives as guidelines for compensation decisions:

                  o Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

                  o Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities or new positions within the Company.

                  o Take into account historical levels of executive compensation and the overall competitiveness of the market for high quality executive talent.

                  o Implement a balance between short and long-term compensation to complement the Company's annual and long-term business objectives and strategy and encourage executive performance in furtherance of the fulfillment of those objectives.

                  o Provide variable compensation opportunities based on the performance of the Company, encourage stock ownership by executives and align executive remuneration with the interests of shareholders.

         The Compensation Committee is aware of the $1,000,000 cap on deductions for compensation imposed by the Internal Revenue Code. While that cap does not have an impact on the Company at present, the Compensation Committee will take appropriate steps to make the Company's compensation policy comply should circumstances warrant in the future.

         Compensation Program Components. The Compensation Committee regularly reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers are further explained below.

         Base Salary. The Company's base pay levels for executive officers are determined by the particular responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons.

         Chief Executive Officer's Compensation. The Chief Executive Officer ("CEO") of the Company heads a group of senior management officers who participate in a common set of compensation criteria linked to the performance of the Company. The compensation of the CEO is determined by the Compensation Committee and approved by the Board of Directors based upon its assessment of the Company's financial performance and non-financial performance measured against a background of factors which are critical to the success of the business. The Compensation Committee exercises its judgment in weighting the factors and evaluating performance. The CEO, who currently sits on the Compensation Committee, does not participate in deliberations regarding his own compensation.

         Annual Bonus. The executive bonus program provides for the granting of cash bonuses to the senior managers (including the Named Executive Officers) of the Company. The objective of the bonus is to enhance management's contribution to shareholder value by providing competitive levels of compensation for the attainment of financial objectives. In particular, the executive bonus program focuses corporate behavior on consistent and steady earnings growth by basing performance on a comparison of actual results to the Company's annual budget. Actual bonuses are subject to decrease or increase on the basis of the Company's performance and range up to 55% of base salary for attaining goals. Based on the Company's performance during fiscal year 1998, bonuses were paid to the Named Executive Officers and the majority of the senior management.

         Summary. After its review of all existing programs, the Compensation Committee continues to believe that the total compensation program for executives of the Company is focused on increasing values for shareholders and enhancing corporate performance. The Compensation Committee believes that executive compensation levels of the Company are competitive with the compensation programs provided by other corporations with which the Company competes. The foregoing report has been approved by all members of the Compensation Committee.

                                          COMPENSATION COMMITTEE

                                              Stanley T. Myers, Chairman
                                              R. Malcolm Greaves
                                              Terrence A. Noonan
                                              H. Carr Wells

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         During fiscal 1998, Stanley T. Myers, R. Malcolm Greaves, Terrence A. Noonan, and H. Carr Wells served as members of the Compensation Committee of the Board of Directors, which determines salaries of the Company's employees. Mr. Greaves, President and Chief Executive Officer of the Company, did not participate in deliberations regarding his own compensation.

PERFORMANCE GRAPH

         The following graph compares the Company's cumulative total shareholders' return since the Class A Common Stock became publicly traded on November 1, 1994, with the Nasdaq Stock Market (National Market) Index, the Standard & Poor's 500 Index and with a peer group comprised of companies which manufacture high-pressure equipment and with which the Company generally competes. The peer group is comprised of the following companies: Flowserve Corp., Flow International Corp., IDEX Corp., Oilgear Co. and Watts Industries Inc. The graph and table assume that $100 was invested on November 1, 1994 in the Company's Class A Common Stock, at the initial public offering price of $10.00 per share, and in each of the indexes mentioned above, and that all dividends were reinvested.


                                INDEXED RETURNS

                                  FISCAL YEAR

                                   BASE
                                  PERIOD
COMPANY/INDEX                     11/1/94    1995     1996     1997     1998
-------------                     -------    ----     ----     ----     ----
HASKEL INTERNATIONAL, INC.         100       68.49    74.25   111.16   117.98
NASDAQ COMPOSITE                   100      111.84   162.55   183.13   232.71
PEER GROUP                         100      119.17   130.08   150.36   169.84

                                 PROPOSAL NO. 2

                                 APPROVAL OF THE
                    1998 LONG-TERM PERFORMANCE INCENTIVE PLAN

        Acting upon the recommendation of the Compensation Committee, on May 28, 1998, the Company's Board of Directors unanimously approved a proposal to adopt the Company's 1998 Long-term Performance Incentive Plan (the "Plan") and directed that the proposal be submitted for shareholder consideration and action at the annual meeting. The resolution to be proposed at the annual meeting is attached to this Proxy Statement as Appendix A.

        The Board of Directors has determined that the Plan is in the best interest of the Company and its shareholders. The Board of Directors believes that the grant of long-term performance incentives is an effective method to attract and retain key employees and that the availability of shares of the Company's stock for future grants is important to the Company's business prospects and operations. In the 1997 fiscal year, the shareholders approved the merger of the Company's 1995 ISO Plan and the 1989 ISO Plan into the Combined Plan. The Combined Plan will expire in October, 1999 leaving the Company without an approved stock option plan for long-term incentive awards. In the judgment of the Board of Directors, approval of the 1998 Long-term Performance Incentive Plan is important to ensure that the Company continues to have authorized shares available for grants. Approval of the Plan by the shareholders will initially authorize 250,000 shares of Class A Common Stock for issuance, and ratify the grant of options made in the 1999 fiscal year under the Plan.

        The following discussion summarizes the principal features of the Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached to this Proxy Statement as Appendix B.

        The Plan provides for the reservation of 250,000 shares of Class A Common Stock of the Company for issuance upon the grant of incentives. The Plan further provides that beginning June 1, 2000, and then annually thereafter, an additional number of shares of the outstanding Class A Common Stock, equal to 3% of the then outstanding shares, also be made available for grants.

        The purpose of the Plan is to provide incentives to and to encourage the ownership of Haskel International, Inc. stock by directors, officers, and other employees of the Company and its subsidiaries. The Plan provides for stock options which qualify as incentive stock options ("ISOs") under section 422 of the Internal Revenue Code of 1986, as amended, as well as stock options which do not qualify (non-statutory or non-qualified). The Plan further provides for the issuance of Stock Appreciation Rights, Restricted Stock, Performance Shares, and Other Stock Unit Awards, as deemed appropriate by the Compensation Committee. The Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of ERISA.

        The Plan provides that an appropriate adjustment of shares available under the Plan may be made in the event of any change in the number of outstanding shares of Common Stock of the Company resulting from reorganizations, recapitalization, reclassification, stock dividends, stock splits or other similar events. All employees (including employee-directors), and non-employee directors of the Company and its subsidiaries are eligible to be granted options under the Plan.

        The Plan will be administered by the Compensation Committee appointed by the Board of Directors. The Compensation Committee has the authority to (i) construe and interpret the Plan, (II) define the terms used therein, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, (iv) determine the individuals to whom and the time or times at which options shall be granted, the number of shares to be subject to each option, the terms of vesting of each option, and the duration of each option, (v) amend the terms of any outstanding option, with the consent of the option holder, and (vi) make all other determinations necessary or advisable for the administration of the Plan.

        The Plan will become effective on October 30, 1998, the date of approval by the shareholders of the Company (the "Effective Date"). The Plan will terminate on the tenth anniversary of the adoption of the Plan.

        The exercise price of each option granted under the Plan must be at least 100 percent of the fair market value per share of the Class A Common Stock on the date the option is granted, except that options granted to a shareholder who owns stock possessing more than 10 percent of the combined voting power of all classes of stock (a "Ten Percent Holder') shall be at an exercise price no less than 110 percent of fair market value an the date of grant. All options granted pursuant to the Plan will expire no later than ten years from their grant date, provided that any option granted to a Ten Percent Holder shall be exercised within five years from the date of its grant

        The Plan provides that an optionee whose employment relationship has terminated may exercise his or her outstanding options for a period of three months from the date of such termination, or within one year if permanently disabled. If an option holder dies, his or her personal representative may exercise such outstanding options within three months after the date of death unless the option by its terms expires sooner. No option is transferable by the optionee other than by will or the laws of descent and distribution.

        The consideration to be received by the Company upon exercise of options is to be paid (i) in cash, (ii) in the discretion of the Compensation Committee, in previously owned shares of Class A Common Stock (which the optionee, if a director or executive officer, has held at least six months prior to delivery of such shares and for which the optionee has good title free and clear of all liens and encumbrances) having an equivalent fair market value determined as of the date of exercise or (iii) in the discretion of the Compensation Committee, a combination of (i) and (ii), and by executing such documents as the Company may reasonably request. No shares of Class A Common Stock shall be delivered until the full purchase price therefor has been paid.

        The Compensation Committee may at any time suspend or terminate the Plan. The Compensation Committee may also at any time amend or revise the Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, including Section 422 of the Internal Revenue Code (the "Code"), provided, however, that no amendment shall be made without shareholder approval if such amendment would (i) increase the maximum number of shares of Class A Common Stock available under the Plan, (ii) reduce the minimum purchase price per share of Class A Common Stock subject to an option, (iii) effect any change inconsistent with Section 422 of the Code or (iv) extend the term of the Plan or the maximum period during which an option may be exercised; provided, further, that the Plan shall not be amended in a manner which fails to comply with Rule 16b-3 under the Exchange Act. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

        The federal income tax consequences associated with incentive stock options are generally more favorable to the optionee and less favorable to the employer than those associated with stock options which are not incentive stock options. Under current federal income tax law, the grant of an incentive stock option does not result in income to the optionee or in a deduction for the Company at the time of the grant. The exercise of an incentive stock option will not result in income for the optionee if the optionee (i) does not dispose of the shares within two years after the date of grant or within one year after exercise and (ii) is an employee of the Company or any of its subsidiaries from the date of grant until three months before the exercise date (one year if disabled). If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the optionee as long-term capital gain and the Company will not be entitled to a deduction. If the optionee disposes of the shares prior to the expiration of either of the holding periods described above, the optionee would have compensation taxable as ordinary income, and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. If the price realized in any such premature sale of the shares exceeds the fair market value of the shares on the exercise date, the excess will be treated as long-term or short-term capital gain depending on the optionee's holding period for the shares.

        It is not possible to determine how many eligible employees will participate in the plan in the future. Therefore, it is not possible to determine with certainty the dollar value or number of Class A Common Shares that will be distributed under the Plan. Because participation in the Plan is optional, it is not possible to determine the benefits or amounts that would have been received by the CEO, Named Executive Officers, or any other directors or officers of the Company under the plan during Fiscal Year 1998.

        Shareholders will be asked at the annual meeting to vote upon the proposal to approve the Plan and to ratify the previous grant of options under the Plan.

        Unless otherwise directed, the persons named in the enclosed Proxy intend to vote in favor of the Plan and to ratify the grant of options heretofore.

        An affirmative vote by the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together, present in person or represented by proxy at the meeting is required for approval.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THIS PROPOSAL.


                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors recommends that shareholders vote to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 1999 fiscal year. Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended May 30, 1998. Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

         An affirmative vote by the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together, present in person or represented by proxy at the meeting is required for approval.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.



                                 OTHER BUSINESS

         The Board of Directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.



                SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         If a shareholder wishes to present a proposal at the next Annual Meeting of Shareholders, such a proposal must be received by the Company at its principal executive offices prior to May 29, 1999.

                       AVAILABILITY OF REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K for fiscal year 1998 as filed with the Securities and Exchange Commission is available upon written request and without charge to any shareholder by writing to: Haskel International, Inc., 100 East Graham Place, Burbank, CA 91502, Attn: Patricia A. Wehr, Secretary.



                                            By Order of the Board of Directors,

                                            /s/ PATRICIA A. WEHR
                                            ------------------------
                                            Patricia A. Wehr
                                            Secretary


Burbank, California
September  21, 1998






         PLEASE PROMPTLY DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE YOU MAY REVOKE YOUR PROXY BY (1) A LATER PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR (2) ADVISING THE INSPECTOR OF ELECTIONS AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

                                   APPENDIX A

                    RESOLUTION REGARDING THE APPROVAL OF THE
                    1998 LONG-TERM PERFORMANCE INCENTIVE PLAN


RESOLVED that the 1998 Long-term Performance Incentive Plan of the Company, with the terms and conditions as set forth in Appendix B to the Proxy Statement delivered to the shareholders of the Company in connection with this meeting, is hereby approved.

RESOLVED FURTHER, that the granting heretofore during the fiscal year of the Company ending May 29, 1999, of options for the purchase of 25,000 shares of the Class A Common Stock of the Company pursuant to the 1998 Long-term Performance Incentive Plan of the Company is hereby ratified, approved and confirmed.



                                   APPENDIX B

                           HASKEL INTERNATIONAL, INC.
                    1998 LONG-TERM PERFORMANCE INCENTIVE PLAN


1.       PURPOSE.

         The purpose of the Haskel International, Inc. 1998 Long-Term Performance Incentive Plan (the "Plan") is to provide incentives to and to encourage the ownership of Haskel International, Inc. (the "Company") stock by directors, officers, and other employees of the Company and its subsidiaries. The Plan provides for stock options which qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as stock options which do not qualify (non-statutory or non-qualified). The Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code and is not subject to the provisions of ERISA.

2.       ADMINISTRATION.

         2.1 The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"), consisting of not less than two members of the Board of Directors of the Company (the "Board").

         2.2 Subject to the limitations of the Plan, the Committee shall have the sole and complete authority (a) to select those employees and non-employee directors who shall be eligible to have awards made to them under the Plan from the class of employees eligible to have awards made to them (as is identified in Section 4 of this Plan) ("Participants"), (b) to make awards in such forms and amounts as it shall determine and to cancel or suspend awards, (c) to impose such limitations, restrictions, and conditions upon awards as it shall deem appropriate, (d) to interpret the Plan and to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan and (e) to make all other determinations and to take all other actions necessary or advisable for the proper administration of the Plan. Determinations of fair market value under the Plan shall be made in accordance with the methods and procedures established by the Committee. For purposes of the Plan, the fair market value of any award which is issued as an incentive stock option shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse. The Committee's determinations on matters within its authority shall be conclusive and binding on the Company and all other parties. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award made under it. The Committee may select one of its members as its Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee without a meeting, shall be the valid acts of the Committee.

         2.3 The "fair market value" of Company stock shall mean the closing price of that class of stock as of the day in question (or, if such day is not a trading day in the principal securities market or markets for such stock, on the nearest preceding trading day), as reported with respect to the market (or the composite of markets, if more than one) in which shares of such stock are then traded, or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or quotation system on which shares of such stock are then quoted, or, if not so quoted, as furnished by a professional securities dealer making a market in such stock selected by the Board or the Committee. If at any time the stock is not then publicly traded, fair market value shall be established by the Committee or, at the discretion of the Committee, by an independent appraiser or appraisers selected by the Committee. In such case, the determination by the Committee or its appraiser or appraisers of the fair market value of the stock shall be conclusive and binding. For purposes of this Section 2.3, stock shall be considered "publicly traded" if stock of that class is listed or admitted to unlisted trading privileges on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") or if sales or bid and offer quotations are reported for that class of stock in the automated quotation system ("NASDAQ") operated by the NASD.)

3.       TYPES OF AWARDS.

         Awards under the Plan shall constitute or be otherwise based on Class A Common shares of the Company ("Common Shares") and may be issued in any one or more of the following: (a) stock options, including ISOs, (b) stock appreciation rights ("SARs"), in tandem with stock options or free-standing, (c) restricted stock, (d) performance shares and performance units conditioned upon meeting performance criteria and, (e) other awards valued in whole or in part by reference to or otherwise based on Common Shares ("other stock unit awards"). In connection with any award or any deferred award, payments may also be made representing dividends or interest or their equivalent. No awards shall be granted under the Plan after ten years from the date the Plan is approved by the shareholders of the Company or the date the Plan is adopted by the Board, whichever occurs earlier.

4.       SHARES SUBJECT TO PLAN AND ELIGIBLE EMPLOYEES/DIRECTORS.

         4.1 Subject to adjustment as provided in Section 12 below, the aggregate number of Common Shares which may be issued upon exercise of stock options, including ISOs, or rights or upon any awards hereunder shall not exceed 250,000 shares, which is equal to approximately 5.3% of the total Common Shares of the Company outstanding on May 31, 1998, plus such additional Common Shares each fiscal year thereafter beginning June 1, 2000, which are equal in number to 3% of the number of Common Shares outstanding as of the first day of each such fiscal year. In the future, if another company is acquired by the Company or any of its subsidiaries, any Common Shares covered by or issued as a result of the assumption or substitution of outstanding grants of the acquired company shall not be deemed issued under the Plan and shall not be subtracted from the Common Shares available for grant under the Plan. The Common Shares deliverable under the Plan may consist in whole or in part of authorized and unissued shares or issued shares which have been repurchased by the Company. Notwithstanding the foregoing, if any award is forfeited, or an award is terminated without issuance of Common Shares or other consideration, the Common Shares subject to such award shall again be available for grant pursuant to the Plan.

         4.2 The class eligible to have awards made to them under the Plan shall be all employees and non-employee directors of the Company and its subsidiaries as selected by the Committee.

         4.3 Non-employee directors may only receive non-qualified options under this Plan.

5.       STOCK OPTIONS.

         All stock options granted under the Plan shall be subject to the following terms and conditions:

         5.1 The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant options to purchase Common Shares, which options, except for options granted to Participants who are non-employee directors, may be ISOs, options that are not ISOs, or both. The grant of an option shall be evidenced by a signed written agreement ("Stock Option Agreement") containing such terms and conditions as the Committee may from time to time prescribe. Options granted under the Plan which are intended to be ISOs shall be designated as such in the Stock Option Agreement covering such options.

         5.2 The price per share of the shares subject to each option shall be set by the Committee; provided, however, that such price shall be no less than the par value of a Common Share and in the case of an ISO such price shall not be less than one hundred percent (100%) of the fair market value of a Common Share as of the date the option is granted; provided further, that in the case of ISOs such price shall be no less than one hundred ten percent (110%) of the fair market value of a Common Share as of the date the option is granted if such option is granted to a person who owns ten percent (10%) or more of the issued and outstanding Common Shares of the Company as of such date.

         5.3 The term of an option shall be set by the Committee in its discretion; provided, however, that no such term shall exceed a reasonable time period, and provided further that, in the case of ISOs, the term shall not be more than ten years from the date the ISO is granted, or, in the case of an option granted to a person who owns ten percent (10%) or more of the issued and outstanding Common Shares of the Company as of the date the option is granted, the term shall not be more than five years from the date the ISO is granted.

         5.4 The period during which the right to exercise an option in whole or in part vests in the Participant shall be set by the Committee, and the Committee may determine that an option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that no option shall be exercisable by any Participant who is then subject to Section 16 of the Exchange Act within the period ending six months after the date the option is granted; provided further that, this six-month waiting period shall not apply to the exercise of any option by such Participant if the grant of such option to the Participant was approved in advance by the Board or, if the Committee is then composed solely of two or more non-employee directors, by the Committee, or was approved in advance or subsequently ratified not later than the date of the next annual meeting of the Company's stockholders, by the stockholders. At any time after grant of an option the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an option vests.

         5.5 No portion of an option which is unexercisable at the time a Participant terminates employment with the Company shall thereafter become exercisable; provided, however, that provision may be made that such option shall become exercisable, with the consent of the Committee, in the event of a termination of employment because of a Participant's normal retirement or permanent and total disability (each as determined by the Committee in accordance with Company policies), death or early retirement and, provided further, that the Committee's right to accelerate the period during which an option vests, as described at Section 5.4, shall continue following a Participant's termination of employment for a period of 30 days.

         5.6 For those Participants who are employees of the Company or a subsidiary of the Company, an option shall be exercisable by a Participant only while he or she is an employee. The preceding notwithstanding, the Committee may determine that an option may be exercised subsequent to a Participant's termination of employment, subject to the following limitations:

                  (a) If a Participant dies while an option is exercisable under the terms of this Plan, the Participant's beneficiary may exercise such rights, to the extent the Participant could have done so immediately preceding his or her death. Any such option must be exercised within twelve months after the Participant's death, but no later than the option's expiration date. The Committee may, in its discretion, extend the expiration date of such option to accommodate such exercise; provided, however, that the term of an ISO may not be extended beyond ten years from the date of grant.

                  (b) If a Participant's employment is terminated due to his or her permanent and total disability, the Participant may exercise his or her option, to the extent exercisable as of his or her termination of employment, within twelve months after termination, but no later than the option's expiration date. For purposes of this Subsection (b) and the Plan in general, a Participant shall be considered to be under a "permanent and total disability" if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

                  (c) If a Participant's employment is terminated for any reason other than those set forth in Subsection (a) or (b) above, the Participant may exercise his or her option, to the extent exercisable as of his or her termination of employment, within three months after such termination, but not later than the option's expiration date.

         5.7 An exercisable option may be exercised in whole or in part. However, an option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the option, a partial exercise be with respect to a minimum number of shares.

         5.8 All or a portion of an exercisable option shall be deemed exercised upon:

                  (a) Delivery of all of the following to the Secretary of the Company or his or her office:

                           (i) A written notice complying with the applicable
rules established by the Committee or the Company stating that the option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the option or such portion;

                           (ii) Such representations and documents as the
Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars; and

                           (iii) In the event that the option shall be exercised
pursuant to Section 5.6(a) by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the option; and

                  (b) Full cash payment to the Secretary of the Company for the shares with respect to which the option, or portion thereof, is exercised. However, at the discretion of the Committee, the terms of the option may allow, or provide the Committee with the continuous discretion to allow: (i) a delay in payment up to thirty days from the date the option, or portion thereof, is exercised, (ii) payment, in whole or in part, through the delivery of Common Shares owned by the Participant, (iii) payment, in whole or in part, through the surrender of Common Shares then issuable upon exercise of the option; or (iv) payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration.

         5.9 As soon as practicable after receipt by the Company, pursuant to
Section 5.8(b), of full cash payment for the shares with respect to which an option, or portion thereof, is exercised by a Participant, with respect to each such exercise, the Company shall transfer to the Participant the number of shares equal to the quotient of:

                  (a) The amount of the payment made by the Participant to the Company pursuant to Section 5.8(b), and

                  (b) The price per share of the shares subject to the option as determined pursuant to Section 5.3.

         5.10 The Company shall not be required to issue or to deliver any certificate or certificates for shares of stock purchased upon the exercise of any option or portion thereof prior to fulfillment of all of the following conditions:

                  (a) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;

                  (b) Obtaining any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

                  (c) The lapse of such reasonable period of time following the exercise of the option as the Committee may establish from time to time for reasons of administrative convenience; and

                  (d) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

         5.11 To the extent that the aggregate fair market value of stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan and all other incentive stock option plans of the Company or any Company subsidiary) exceeds $100,000, such options shall be treated as non-qualified options to the extent required by Section 422 of the Code. For purposes of this Section 5.11, the fair market value of stock shall be determined as of the time the option, with respect to such stock, is granted.

6.       STOCK APPRECIATION RIGHTS (SARS).

         6.1 A SAR may be granted free-standing or in tandem with new options or alter the grant of a related option which is not an ISO. The SAR shall represent the right to receive payment of a sum not to exceed the amount, if any, by which the fair market value of the Common Shares subject to the SAR on the date of exercise of the SAR (or, if the Committee shall so determine in the case of any SAR not related to an ISO, anytime during a specified period before the exercise date) exceeds the grant price of the SAR. Each SAR shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may determine.

         6.2 The grant price (which shall not be less than the fair market value of the Common Shares subject to the SAR on the date of grant) and other terms of the SAR shall be determined by the Committee.

         6.3 Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Common Shares or other property or in a combination thereof, as the Committee shall determine. To the extent that payment is made in Common Shares or other property, the Common Shares or other property shall be valued at fair market value on the date of exercise of the SAR.

         6.4 Unless otherwise determined by the Committee, any related option shall no longer be exercisable to the extent the SAR has been exercised and the exercise of an option shall cancel the related SAR to the extent of such exercise.

7.       RESTRICTED STOCK.

         Common Shares awarded as restricted stock may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Recipients of restricted stock are not required to provide consideration other than the rendering of services or the payment of any minimum amount required by law, unless the Committee otherwise elects. The Participant shall have, with respect to Common Shares awarded as restricted stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends, unless the Committee shall otherwise determine. Upon termination of employment during the restriction period, all restricted stock shall be forfeited, subject to such exceptions, if any, as are authorized by the Committee, as to termination of employment, retirement, disability, death, or special circumstances. Each award of restricted stock shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may determine.

8.       PERFORMANCE SHARES AND UNITS.

         8.1 The Committee may award to any Participant performance shares and performance units (collectively, "Performance Awards"). Each Performance Award which is a performance share shall represent, as the Committee shall determine, one Common Share which becomes payable after certain performance criteria are met with respect to a certain performance period. Each Performance Award which is a performance unit shall represent the right of a Participant to receive an amount equal to a value, determined in relation to a Common Share and in the manner established by the Committee at the time of award, which becomes payable after certain performance criteria are met with respect to a certain performance period. Recipients of Performance Awards are not required to provide consideration other than the rendering of service, unless the Committee otherwise elects.

         8.2 Each Performance Award under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may determine.

         8.3 The performance period for each Performance Award shall be of such duration as the Committee shall establish at the time of award ("Performance Period"). There may be more than one award in existence at any one time, and Performance Periods may differ. The performance criteria for each Performance Period shall be determined by the Committee.

         8.4 The Committee may provide that amounts equivalent to dividends paid shall be credited with respect to each Performance Award which is a performance share, and that amounts equivalent to interest at such rates as the Committee may determine shall be credited with respect to amounts equivalent to dividends previously credited to the Participant. The Committee may provide that amounts equivalent to interest at such rates as the Committee may determine shall be credited with respect to each Performance Award which is a performance unit.

         8.5 Payment of a Performance Award which is a performance share and any related dividends, amounts equivalent to dividends, and amounts equivalent to interest may be made, in a lump sum or in installments, in cash, Common Shares or other property, or in a combination thereof, as the Committee may determine. Payment of a Performance Award which is a performance unit and any related amounts equivalent to interest may be made, in a lump sum or in installments, in cash, Common Shares or other property, or in a combination thereof, as the Committee may determine.

9.       OTHER STOCK UNIT AWARDS.

         9.1 The Committee is authorized to grant to Participants, either alone or in addition to other awards granted under the Plan, any other types of other stock unit awards. Other stock unit awards may be paid in cash, Common Shares, other property, or in a combination thereof, as the Committee shall determine. Each award of another stock unit award shall be evidenced by a signed written agreement containing such terms and conditions as the Committee may determine.

         9.2 The Committee shall determine the Participants to whom other stock unit awards are to be made, the times at which such awards are to be made, the number of shares to be granted pursuant to such awards, and all other conditions of such awards. The provisions of other stock unit awards need not be the same with respect to each recipient. The Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the Common Shares or other securities prior to the later of the date on which the Common Shares are issued or the date on which any applicable restriction, performance, or deferral period lapses. Common Shares granted pursuant to other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Common Shares purchased pursuant to purchase rights granted pursuant to other stock unit awards may be purchased for such consideration as the Committee shall determine, which price shall not be less than the fair market value of such Common Shares on the date of grant, unless the Committee otherwise elects.

10.      NONASSIGNABILITY OF AWARDS.

         No award granted under the Plan shall be assigned, transferred, pledged, or otherwise encumbered by a Participant, otherwise than by will or by the laws of descent and distribution. Each award shall be exercisable during the Participant's lifetime only by the Participant. Any attempt to assign, transfer, pledge or otherwise encumber any such award or of any right or privilege conferred thereby, contrary to this Section 10, or the sale or levy or similar process upon the rights and privileges conferred thereby, shall be null and void.

11.      DEFERRALS OF AWARDS.

         The Committee may permit Participants to defer the distribution of all or part of any award in accordance with such terms and conditions as the Committee shall establish.

12.      ADJUSTMENTS.

         12.1 In the event of any change affecting the Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, or other similar change, the Committee may make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Plan and in the number, class, and option price or other price of shares subject to the outstanding awards granted under the Plan as it deems to be appropriate in order to maintain the purpose of the original grant.

         12.2 The Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or non-recurring events affecting the Company or its financial statements or changes in applicable laws, regulations, or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award in the manner and to the extent it shall deem desirable to carry it into effect.

13.      CHANGE OF CONTROL.

         13.1 Notwithstanding any other provision of the Plan to the contrary, if a "change in control" as defined below occurs, any stock option, SAR or restricted stock granted under the Plan to Participants, prior to such change in control may, at the discretion of the Committee, be immediately and fully exercisable and free of all restrictions, regardless of any limits on exercise or other restrictions that may have been imposed under the stock option, SAR, or restricted stock.

         13.2 "Change in control" means: (a) the election of persons constituting a majority of the whole number of directors of the Company, which persons were not nominated by the nominating committee of the Board or, if so nominated, were not recommended by a majority of the directors in office prior to being nominated by such nominating committee, unless the person nominated is nominated to take the place of an individual previously so recommended by the directors who has died, become disabled, or chose not to serve, in which event that nominee shall be deemed to be recommended by the majority of the directors in office if such majority recommends that nominee at the meeting of directors next following the nomination of such person; (b) any consolidation or merger of the Company if, within two years after such consolidation or merger, individuals who were directors of the Company immediately prior to such consolidation or merger cease to constitute a majority of the Board of Directors of the Company or its successor by consolidation or merger, (c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than to a directly or indirectly majority-owned subsidiary of the Company; (d) the sale of a majority of the voting interest in any subsidiary or subsidiaries of the Company, which subsidiary or subsidiaries before such sale held assets that constituted all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis; (e) the sale of a minority voting interest in the Company or any direct or indirect subsidiary or subsidiaries of the Company, which subsidiary or subsidiaries before the sale held assets that constituted all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis, which gives the minority owner the ability to elect more than one-third of the Board of Directors of the Company; or (f) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company. For purposes of this Agreement, all directors of the Company serving on the date this Plan becomes effective are deemed to have been nominated by the nominating committee of the Company and recommended by a majority of the directors in office.

         13.3 The term "change in control" shall not refer to a merger the sole purpose of which is to change the Company's state of incorporation or to a transaction referred to in Section 13.2 if, after the consummation thereof, the shareholders of the Company immediately prior to the consummation thereof own more than fifty percent (50%) of the voting stock of the resulting entity.

14.      WITHHOLDING.

         At the Committee's discretion, the recipient of any award under the Plan may be required to pay to the Company, in cash, Common Shares or other property, or a combination thereof, the amount of any taxes required to be withheld with respect to such award or, in the case of an award in the form of Common Shares, the Company shall have the right to retain from such award a sufficient number of Common Shares to satisfy the applicable withholding tax obligation.

15.      SUBSIDIARIES.

         For purposes of the Plan, a "subsidiary" of the Company means any corporation of which at least fifty-one percent (51%) of the total combined voting power of all classes of its stock is owned by the Company.

16.      FINANCIAL ASSISTANCE.

         The Company is vested with authority under this Plan to assist any employee to whom an option is granted hereunder (including any director or officer of the Company or any of its subsidiaries who is also an employee) in the payment of the purchase price payable on exercise of that option, by lending the amount of such purchase price to such employee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board.

17.      LIMITATIONS OF RIGHTS OF PARTICIPANTS.

         17.1 A person to whom an option is granted under this Plan shall not have any interest in the optioned shares or in any dividends paid thereon, and shall not have any of the rights or privileges of a stockholder with respect to such shares until the certificates therefor have been issued and delivered to him or her.

         17.2 No shares of stock issuable under the Plan shall be issued and no certificate therefor delivered unless and until, in the opinion of legal counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or to incur any liability under any federal, state or other securities law, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

         17.3 The receipt of an option does not give the optionee any right to continued employment by the Company or a subsidiary for any period, nor shall the granting of the option or the issuance of shares on exercise thereof give the Company or any subsidiary any right to the continued services of the optionee for any period.

         17.4 Nothing contained in this Plan shall constitute the granting of an option hereunder, which shall occur only pursuant to express authorization by the Board or the Committee.

18.      AMENDMENT AND TERMINATION.

         The Board may alter, amend, suspend or terminate this Plan, provided that no such action shall, without the consent of a Participant, alter or impair any rights or obligations under any stock option or other award granted to such Participant. Notwithstanding the foregoing, no such action of the Board, unless taken with the approval of the stockholders of the Company, may:

                  (a) Increase the maximum number of shares for which options granted under this Plan may be exercised;

                  (b) Reduce the minimum permissible exercise price;

                  (c) Extend the ten-year duration of the Plan set forth herein;

                  (d) Alter the class of employees eligible to receive options under the Plan; or

                  (e) Amend the Plan in any other manner which the Board, in its discretion, determines should become effective only if approved by the stockholders even though such stockholder approval is not expressly required by this Plan.

19.      STOCK OPTION AGREEMENTS.

         Each option awarded to a Participant shall be evidenced by a written stock option agreement, which shall be executed by the Participant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Stock option agreements evidencing ISOs shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

20.      GOVERNING LAW.

         The place of administration of the Plan and such Agreement shall be in the State of California. The corporate law of the Company's state of incorporation shall govern issues related to the validity and issuance of shares. Otherwise, this Plan and each Agreement shall be construed and administered in accordance with the laws of the State of California, without giving effect to principles relating to conflict of laws.

21.      USE OF PROCEEDS.

         Any cash proceeds received by the Company from the sale of shares pursuant to grants made under this Plan shall be used for general corporate purposes.

22.      REGULATORY APPROVALS.

         The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the stock issued pursuant to it.

23.      RESTRICTIONS ON RESALE.

         Certain officers and directors of the Company may be deemed to be "affiliates" of the Company, as that term is defined under the Securities Act. Common Shares acquired under the Plan by an affiliate may only be re-offered or resold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

24.      EFFECTIVE DATE.

         This Plan shall become effective upon adoption by the Company's Board of Directors, subject to the subsequent approval of the Plan by the stockholders of the Company within 12 months from the date of said adoption. Stock options may be granted prior to such stockholder approval, provided that such options shall not be exercisable prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said 12-month period, all options previously granted under this Plan shall thereupon be cancelled and become null and void. No other awards under the Plan shall be granted prior to stockholder approval.

                                     PROXY
                              CLASS A COMMON STOCK
                           HASKEL INTERNATIONAL, INC.

                             100 EAST GRAHAM PLACE
                           BURBANK, CALIFORNIA 91502

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints Edward Malkowicz, R. Malcolm Greaves and Stanley T. Myers, or any of them, with full power of substitution, as proxies, to appear and vote, as designated on the reverse side of this proxy card, all shares of Class A Common Stock of Haskel International, Inc. which the undersigned would be entitled to vote if then personally present, at the 1998 Annual Meeting of Shareholders to be held on Friday, October 30, 1998, at 10:30 a.m. (local time), upon such business as may properly come before the meeting and any adjournments thereof.

         This proxy may be revoked prior to the exercise of the powers conferred by the proxy.

                          (CONTINUED ON REVERSE SIDE)

                                                                   -------------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                   -------------

    Please mark your
[X] votes as in this
    example

                                                      THE BOARD OF DIRECTORS
                                                      RECOMMENDS A VOTE FOR ALL
                                                      OF THE CLASS A NOMINEES
                                                      NAMED BELOW AND FOR
                                                      PROPOSALS 2 AND 3.

                          WITHHOLD AUTHORITY
                   FOR    to vote for all nominees
1. ELECTION OF     [ ]       [ ]                         NOMINEES:
   DIRECTORS                                             R. Malcolm Greaves
                                                         Edward Malkowicz
                                                         Stanley T. Myers

(INSTRUCTIONS: to withhold authority to vote FOR any individual nominee, strike a line through the nominee's name in the list above)

2. Approval of the Company's 1998                     FOR  AGAINST  ABSTAIN
   Long-Term Performance Incentive Plan               [ ]    [ ]      [ ]

3. Ratification of Appointment of Deloitte            FOR  AGAINST  ABSTAIN
   & Touche LLP as Independent Auditors               [ ]    [ ]      [ ]

This proxy, when properly executed, will be voted in the manner specified by the undersigned. Except as otherwise specified, this proxy will be voted FOR the election as directors of all Class A nominees named above, FOR the approval of the Company's 1998 Long-Term Performance Incentive Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors.

PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


Signature(s) ___________________________________ Dated ___________ 1998

Please sign name exactly as it appears hereon. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.